SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

November 11, 2013

(Date of Report)

PLANDAI BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51206	20-1389815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2226 Eastlake Avenue East #156, Seattle, WA 98102

(Address of principal executive offices)

Registrant's telephone number, including area code: (435)881-8734

___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

1

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On November 11, 2013, the Company repaid a $103,500 convertible debenture which was originally issued on May 22, 2013 to Asher Enterprises, Inc. The note bore interest at the rate of 8% per annum and was convertible into common stock at discount of 42% off the current price per share commencing November 18, 2013. The convertible debenture was repaid from the partial proceeds of a new, non-convertible promissory note for $250,000 which is due November 1, 2014 and which bears interest at the rate of six percent (6%) per annum).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 23, 2013, the company issued a total of 33,333 shares of restricted common stock to an unrelated third party in exchange for cash totaling $10,000. The shares were issued under Rule 144 of the Securities Act of 1933, as Amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 12, 2013

PLANDAI BIOTECHNOLOGY, INC. By: /s/ Roger Duffield Roger Duffield Chief Executive Officer

2